UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	I.R.S. Employer Identification No.
1-5324	NORTHEAST UTILITIES (a Massachusetts voluntary association) One Federal Street, Building 111-4 Springfield, Massachusetts 01105 Telephone number: (413) 785-5871	04-2147929

0-00404	THE CONNECTICUT LIGHT AND POWER COMPANY (a Connecticut corporation) 107 Selden Street Berlin, Connecticut 06037-1616 Telephone: (860) 665-5000	06-0303850

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Other Events

Item 8.01.	Other Events.

On April 2, 2012, the Connecticut Public Utility Regulatory Authority (“PURA”) issued a final decision (the “Final Decision”) in Docket No. 12-01-07, the proceeding to consider the joint application for approval of the merger transaction involving Northeast Utilities (“NU”) and NSTAR. The Final Decision confirmed PURA’s draft decision issued on March 26, 2012, described in the Current Report on Form 8-K filed by the Registrants with the Securities and Exchange Commission (“SEC”) on March 27, 2012.

A copy of the Final Decision is available at the following link:

http://www.dpuc.state.ct.us/FINALDEC.NSF/2b40c6ef76b67c438525644800692943/6505679011a7f68e852579d4006b32a2/$FILE/120107-040212.doc

NU and NSTAR are awaiting approval from the Massachusetts Department of Public Utilities (“DPU”). On February 15, 2012, NU and NSTAR reached comprehensive merger-related settlement agreements with both the Massachusetts Attorney General and the Massachusetts Department of Energy Resources agreeing to certain conditions with respect to the merger, which are subject to DPU approval and have been requested by the parties to be approved on April 4, 2012. If the DPU issues an acceptable decision on April 4, 2012, NU expects the merger will be consummated by April 16, 2012.

For further information regarding the pending NU-NSTAR merger, please refer to the Registration Statement on Form S-4 (Registration No. 333-170754) filed by NU with the SEC in connection with the merger; NU’s Annual Report on Form 10-K for the year ended December 31, 2011, and NU’s Current Reports on Form 8-K filed on January 5, 2012, January 19, 2012, February 15, 2012, February 21, 2012, March 13, 2012 and March 27, 2012.

[The remainder of this page left blank intentionally.]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES THE CONNECTICUT LIGHT AND POWER COMPANY (Registrants)

April 3, 2012	By:	/s/ JAY S. BUTH
Jay S. Buth
Vice President and Controller

3